Exhibit 10.5

Execution Version

Copyright Collateral Agreement

This 20th day of July, 2016, Limbach Company LLC, a Delaware limited liability company (the “Debtor”), with its principal place of business and mailing address at 31-35th Street, Pittsburgh, Pennsylvania 15201, in consideration of the premises contained in the Security Agreement (as defined below) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, assigns, mortgages and pledges to Fifth Third Bank, an Ohio banking corporation (“Fifth Third”), with its mailing address at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, acting as administrative agent hereunder for the Secured Creditors as defined in the Security Agreement referred to below, and its successors and assigns (Fifth Third acting as such administrative agent and any successor(s) or assign(s) to Fifth Third acting in such capacity being hereinafter referred to as the “Administrative Agent”), and grants to the Administrative Agent for the benefit of the Secured Creditors a continuing security interest in, the following property:

(i)     Each copyright, copyright registration, and copyright application listed on Schedule A hereto and all of the works of authorship described and claimed therein and any and all renewals, derivative works, enhancements, modifications, new releases and other revisions thereof; and

(ii)     All proceeds of the foregoing, including without limitation any claim by Debtor against third parties for damages by reason of past, present or future infringement of any copyright, copyright registration, or copyright application listed on Schedule A hereto, in each case together with the right to sue for and collect said damages;

to secure the payment and performance of all Secured Obligations as set out in that certain Security Agreement bearing even date herewith between the Debtor, the other debtors party thereto and the Administrative Agent, as the same may be amended, modified, or restated from time to time (the “Security Agreement”).

Debtor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment, mortgage, pledge and security interest in the copyrights, copyright registrations, and copyright applications made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

This agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

In Witness Whereof, Debtor has caused this Copyright Collateral Agreement to be duly executed as of the date and year last above written.

Limbach Company LLC

By	/s/ John T. Jordan, Jr.
	Name	John T. Jordan, Jr.
	Title	Executive Vice President, Chief Financial Officer and Treasurer

Accepted and agreed to as of the date and year last above written.

Fifth Third Bank, as Administrative Agent

By	/s/ David L. Mistic
	Name	David L. Mistic
	Title	Vice President

[Signature Page to Copyright Collateral Agreement]

Schedule A

To Copyright Collateral Agreement

U.S. Copyright Numbers

United States Copyright No.	Title of Copyright	Reg. Date
TX0000207986	Systems Appraisal.	11/16/1978
TX0000186524	An Appraisal of Building’s Environmental Systems.	11/17/1978